EXHIBIT 21

Subsidiaries of the Registrant (1), (2) and (3) – at December 31, 2007

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Abu Dhabi Petroleum Company Limited (5)	23.75	United Kingdom
Aera Energy LLC (5)	48.2	California
Al-Jubail Petrochemical Company (4) (5)	50	Saudi Arabia
Ampolex (CEPU) Pte Ltd	100	Singapore
Ancon Insurance Company, Inc.	100	Vermont
BEB Erdgas und Erdoel GmbH (4) (5)	50	Germany
Cameroon Oil Transportation Company S.A. (5)	41.07	Cameroon
Caspian Pipeline Consortium (5)	7.5	Russia/Kazakhstan
Castle Peak Power Company Limited (5)	60	Hong Kong
Chalmette Refining, LLC (4) (5)	50	Delaware
Esso Australia Resources Pty Ltd	100	Australia
Esso Austria GmbH	100	Austria
Esso Brasileira de Petroleo Limitada	100	Brazil
Esso Chile Petrolera Limitada	100	Chile
Esso Deutschland GmbH	100	Germany
Esso Erdgas Beteiligungsgesellschaft mbH	100	Germany
Esso Espanola, S.L.	100	Spain
Esso Exploration and Production Angola (Block 31) Limited	100	Bahamas
Esso Exploration and Production Chad Inc.	100	Delaware
Esso Exploration and Production Nigeria (Deepwater) Limited	100	Nigeria
Esso Exploration and Production Nigeria Limited	100	Nigeria
Esso Exploration and Production UK Limited	100	United Kingdom
Esso Exploration Angola (Block 15) Limited	100	Bahamas
Esso Exploration Angola (Block 17) Limited	100	Bahamas
Esso Highlands Limited	100	Papua New Guinea
Esso Holding Company Singapore Limited	100	Bahamas
Esso Ireland Limited	100	Ireland
Esso Italiana S.r.l.	100	Italy
Esso Malaysia Berhad	65	Malaysia
Esso Natuna Ltd.	100	Bermuda
Esso Nederland B.V.	100	Netherlands
Esso Norge AS	100	Norway
Esso Petrolera Argentina Sociedad de Responsabilidad Limitada	100	Argentina
Esso Petroleum Company, Limited	100	United Kingdom
Esso Pipeline Investments Limited	100	Bahamas
Esso Raffinage S.A.F.	82.89	France
Esso Schweiz GmbH	100	Switzerland
Esso Societe Anonyme Francaise	82.89	France
Esso (Thailand) Public Company Limited	87.5	Thailand
Esso Trading Company of Abu Dhabi	100	Delaware
Exxon Azerbaijan Caspian Sea Limited	100	Bahamas
Exxon Azerbaijan Limited	100	Bahamas
Exxon Chemical Arabia Inc.	100	Delaware
Exxon International Finance Company	100	Delaware

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Exxon Luxembourg Holdings LLC	100	Delaware
Exxon Mobile Bay Limited Partnership	100	Delaware
Exxon Neftegas Limited	100	Bahamas
Exxon Overseas Investment Corporation	100	Delaware
ExxonMobil Abu Dhabi Offshore Petroleum Company Limited	100	Bahamas
ExxonMobil Alaska Production Inc.	100	Delaware
ExxonMobil Asia Pacific Pte. Ltd.	100	Singapore
ExxonMobil Aviation International Limited	100	United Kingdom
ExxonMobil Canada Energy	100	Canada
ExxonMobil Canada Finance Company	100	Canada
ExxonMobil Canada Ltd.	100	Canada
ExxonMobil Canada Properties	100	Canada
ExxonMobil Canada Resources Company	100	Canada
ExxonMobil Capital N.V.	100	Netherlands
ExxonMobil Catalyst Technologies LLC	100	Delaware
ExxonMobil Central Europe Holding GmbH	100	Germany
ExxonMobil Chemical Central Europe GmbH	100	Germany
ExxonMobil Chemical Films Europe, Inc.	100	Delaware
ExxonMobil Chemical France S.A.R.L.	99.77	France
ExxonMobil Chemical Holland B.V.	100	Netherlands
ExxonMobil Chemical Limited	100	United Kingdom
ExxonMobil Chemical Operations Private Limited	100	Singapore
ExxonMobil China Petroleum & Petrochemical Company Limited	100	Bahamas
ExxonMobil de Colombia S.A.	99.64	Colombia
ExxonMobil Deepwater Holdings B.V.	100	Netherlands
ExxonMobil Delaware Holdings Inc.	100	Delaware
ExxonMobil Egypt (S.A.E.)	100	Egypt
ExxonMobil Energy Limited	100	Hong Kong
ExxonMobil Exploration and Production Malaysia Inc.	100	Delaware
ExxonMobil Exploration and Production Norway AS	100	Norway
ExxonMobil Finance Company Limited	100	United Kingdom
ExxonMobil Financial Services B.V.	100	Netherlands
ExxonMobil Gas Marketing Deutschland GmbH	99.999	Germany
ExxonMobil Gas Marketing Deutschland GmbH & Co. KG	50	Germany
ExxonMobil Gas Marketing Europe Limited	100	United Kingdom
ExxonMobil Global Services Company	100	Delaware
ExxonMobil Holding Company Holland LLC	100	Delaware
ExxonMobil Holding Norway AS	100	Norway
ExxonMobil Hong Kong Limited	100	Hong Kong
ExxonMobil Hungary Finance Kft.	100	Hungary
ExxonMobil International Holdings Inc.	100	Delaware
ExxonMobil International Services, SARL	100	Luxembourg
ExxonMobil Italiana Gas S.r.l	100	Italy
ExxonMobil Kazakhstan Inc.	100	Bahamas
ExxonMobil Kazakhstan Ventures Inc.	100	Delaware
ExxonMobil Luxembourg UK, SARL	100	Luxembourg
ExxonMobil Malaysia Sdn Bhd	100	Malaysia
ExxonMobil Marine Limited	100	United Kingdom
ExxonMobil Middle East Gas Marketing Limited	100	Bahamas

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
ExxonMobil Oil & Gas Investments Limited	100	Bahamas
ExxonMobil Oil Corporation	100	New York
ExxonMobil Oil Indonesia Inc.	100	Cayman Island
ExxonMobil Pensions-Verwaltungsgesellschaft mbH	100	Germany
ExxonMobil Permian Basin Inc.	100	Delaware
ExxonMobil Petroleum & Chemical, BVBA	100	Belgium
ExxonMobil Petroleum & Chemical Holdings Inc.	100	Delaware
ExxonMobil Pipeline Company	100	Delaware
ExxonMobil Production Deutschland GmbH	100	Germany
ExxonMobil Production Norway Inc.	100	Delaware
ExxonMobil Qatargas Inc.	100	Delaware
ExxonMobil Qatargas (II) Limited	100	Bahamas
ExxonMobil Qatargas (II) Surety Corporation	100	Delaware
ExxonMobil Qatargas (II) Terminal Company Limited	100	Bahamas
ExxonMobil Rasgas Inc.	100	Delaware
ExxonMobil Sales and Supply LLC	100	Delaware
ExxonMobil Southwest Holdings Inc.	100	Delaware
ExxonMobil Yugen Kaisha	100	Japan
Fina Antwerp Olefins N.V. (5)	35	Belgium
Fujian Refining & Petrochemical Co. Ltd. (5)	25	China
Imperial Oil Limited	69.6	Canada
Imperial Oil Petroliere Imperiale, (an Ontario General Partnership)	69.6	Canada
Imperial Oil Resources (an Alberta limited partnership)	69.6	Canada
Imperial Oil Resources Limited	69.6	Canada
Imperial Oil Resources N.W.T. Limited	69.6	Canada
Imperial Oil Resources Ventures Limited	69.6	Canada
Infineum Holdings B.V. (5)	49.96	Netherlands
Kyokuto Petroleum Industries, Ltd. (4) (5)	50	Japan
Mineraloelraffinerie Oberrhein GmbH & Co. KG (5)	25	Germany
Mobil Argentina S.A.	100	Argentina
Mobil Australia Resources Company Pty Limited	100	Australia
Mobil California Exploration & Producing Asset Company	100	Delaware
Mobil Caspian Pipeline Company	100	Delaware
Mobil Cerro Negro, Ltd.	100	Bahamas
Mobil Corporation	100	Delaware
Mobil Equatorial Guinea Inc.	100	Delaware
Mobil Erdgas-Erdoel GmbH	99.999	Germany
Mobil Exploration Indonesia Inc.	100	Cayman Island
Mobil Exploration and Producing North America Inc.	100	Nevada
Mobil International Finance Corporation	100	Delaware
Mobil International Petroleum Corporation	100	Delaware
Mobil North Sea L.L.C.	100	Delaware
Mobil Oil Australia Pty Ltd	100	Australia
Mobil Oil Exploration & Producing Southeast Inc.	100	Delaware
Mobil Oil New Zealand Limited	100	New Zealand
Mobil Petroleum Company Inc.	100	Delaware
Mobil Pipe Line Company	100	Delaware
Mobil Producing Nigeria Unlimited	100	Nigeria
Mobil Producing Texas & New Mexico Inc.	100	Delaware

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Mobil Refining Australia Pty Ltd	100	Australia
Mobil Services (Bahamas) Limited	100	Bahamas
Mobil Yanbu Petrochemical Company Inc.	100	Delaware
Mobil Yanbu Refining Company Inc.	100	Delaware
Nansei Sekiyu Kabushiki Kaisha (6)	43.77	Japan
Nederlandse Aardolie Maatschappij B.V. (4) (5)	50	Netherlands
PR Jotun DA (5)	45	Norway
Qatar Liquefied Gas Company Limited (5)	10	Qatar
Qatar Liquefied Gas Company Limited (II) (5)	24.15	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (5)	24.999	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (II) (5)	30	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (3) (5)	30	Qatar
Samoco LLC (4)	50	Cayman Island
Saudi Aramco Mobil Refinery Company Ltd. (4) (5)	50	Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)	50	Saudi Arabia
SeaRiver Maritime Financial Holdings, Inc.	100	Delaware
SeaRiver Maritime, Inc.	100	Delaware
Societa per Azioni Raffineria Padana Olii Minerali - SARPOM	74.14	Italy
Societe Francaise ExxonMobil Chemical SCA	99.77	France
South Hook LNG Terminal Company Limited (5)	30	United Kingdom
Standard Tankers Bahamas Limited	100	Bahamas
Tengizchevroil, LLP (5)	25	Kazakhstan
Terminale GNL Adriatico S.r.l. (5)	45	Italy
TonenGeneral Sekiyu K.K.	50.021	Japan
Tonen Kagaku K.K.	50.021	Japan

NOTES:

(1)	For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3)	The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(4)	The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
(5)	The investment in this unconsolidated person is represented by the registrant’s percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.
(6)	The percentage interest shown reflects an 87.5% ownership of voting securities by TonenGeneral Sekiyu K.K., of which the registrant owns 50.021% of voting securities.